Exhibit 99.1

SUBSCRIPTION AGREEMENT

Western Hemisphere Mining Corporation
4861 Cambridge Street
Burnaby, British Columbia
Canada V5C 1H9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Western Hemisphere Mining Corporation (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Graham Hughes and/or Mr. Caisey Harlingten solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Hughes and Ms. Harlingten.

MAKE CHECK PAYABLE TO: Western Hemisphere Mining Corporation

Executed this _____ day of ___________________, 2006.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

WESTERN HEMISPHERE MINING CORPORATION

By: ________________________________________

Title: ______________________________________